EXHIBIT 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Vermilion Energy Inc.
Reporting Year	From	1/1/2024	To:	12/31/2024	Date submitted	5/7/2025
Reporting Entity ESTMA Identification Number	E961953		◉ Original Submission ○ Amended Report

Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E373536 Vermilion Resources

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Lars Glemser				Date	5/7/2025
Position Title	Vice President & Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024

Reporting Entity Name	Vermilion Energy Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E961953
Subsidiary Reporting Entities (if necessary)	E373536 Vermilion Resources
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Australia	Government of Australia		18,570,000		1,480,000					20,050,000	Australian Taxation Office - $19,150,000 National Offshore Petroleum Safety and Environmental Management Authority - $780,000 Payments made in AUD.
Ireland	Government of Ireland		78,020,000		1,090,000					79,110,000	Office of the Revenue Commissioners - $78,020,000 Commission for Regulation of Utilities - $800,000 Department of Communications, Climate Action and Environment - $290,000 Payments made in EUR.
United States of America	State of Wyoming			12,640,000	100,000					12,740,000	State of Wyoming - Department of Revenue - $12,050,000 Wyoming State Lands and Investments - $610,000 Payments made in USD.
United States of America	Government of the United States of America			3,250,000						3,250,000	Office of Natural Resources Revenue - $3,250,000 Payments made in USD.
United States of America	County of Campbell, Wyoming			860,000	300,000					1,160,000	Campbell County Clerk - $1,160,000 Payments made in USD.
United States of America	County of Niobrara, Wyoming			830,000						830,000	Niobrara County Clerk - $830,000 Payments made in USD.
Croatia	Government of the Republic of Croatia			2,250,000	710,000					2,960,000	Croatian Hydrocarbon Agency - $2,090,000 Ministry of Finance - $480,000 Payments made in EUR.
Croatia	Municipality of Stari Jankovci			880,000	10,000					890,000	Municipality of Stari Jankovci - $890,000 Payments made in EUR.
Croatia	City of Vinkovci			760,000	10,000					770,000	City of Vinkovc - $770,000 Payments made in EUR.
Croatia	Municipality of Tompojevci			730,000	10,000					740,000	Municipality of Tompojevci - $740,000 Payments made in EUR.
Croatia	Municipality of Bogdanovci			560,000	10,000					570,000	Municipality of Bogdanovc - $570,000 Payments made in EUR.
Croatia	Municipality of Nuštar			530,000	10,000					540,000	Municipality of Nuštar - $540,000 Payments made in EUR.
Slovakia	Government of Slovakia				200,000					200,000	Ministry of the Environment - $200,000 Payments made in EUR.
Hungary	City of Battonya				120,000					120,000	Hungarian Treasury - $120,000 Payments made in HUF.
Netherlands	Government of the Netherlands		108,510,000	250,000	3,300,000	67,900,000				179,960,000	Tax and Customs Administration - $111,980,000 Energie Beheer Nederland BV (EBN) - $67,900,000 Payments made in EUR.
Netherlands	Municipality of Waalwijk				640,000					640,000	Municipality of Waalwijk - $640,000 Payments made in EUR.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024

Reporting Entity Name	Vermilion Energy Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E961953
Subsidiary Reporting Entities (if necessary)	E373536 Vermilion Resources
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Netherlands	Province of Friesland				120,000					120,000	Friesland Province - $120,000 Payments made in EUR.
Germany	Government of Germany		95,290,000		740,000					96,030,000	Federal Central Tax Office - $96,030,000 Payments made in EUR.
Germany	State of Lower Saxony			3,740,000	260,000					4,000,000	State Authority for Mining, Energy, and Geology - $4,000,000 Payments made in EUR.
Canada	Government of Saskatchewan		5,700,000	19,580,000	5,390,000		350,000			31,020,000	Saskatchewan Ministry of the Economy - $24,910,000 Saskatchewan Minister of Finance - $5,700,000 Ministry of Energy and Resources - $350,000
Canada	Government of Alberta			25,470,000	890,000		350,000			26,710,000

Provincial Treasurer of Alberta - $18,500,000 Alberta Department of Energy - $6,740,000 Alberta Minister of Finance - $650,000

Alberta Department of Resource Development - $560,000 Alberta Boilers Safety Association - $140,000

Alberta Petroleum Marketing Commission - $120,000

Royalties of $6,740,000 paid in-kind, the value of in-kind payments was determined using the prevailing commodity prices at the time of transfer.

Canada	Government of British Columbia			12,640,000	360,000					13,000,000	British Columbia Minister of Finance - $12,640,000 British Columbia Energy Regulator - $340,000
Canada	Yellowhead County				4,000,000					4,000,000	Yellowhead County - $4,000,000
Canada	Alberta Energy Regulator				2,500,000					2,500,000	Alberta Energy Regulator - $2,500,000
Canada	Rural Municipality of Antler No. 61				1,130,000					1,130,000	Rural Municipality of Antler No. 61 - $1,130,000
Canada	Rural Municipality of Enniskillen No. 3			10,000	940,000					950,000	Rural Municipality of Enniskillen No. 3 - $950,000
Canada	Rural Municipality of Souris Valley No. 7				750,000					750,000	Rural Municipality of Souris Valley No. 7 - $750,000
Canada	Rural Municipality of Lomond No. 37				560,000					560,000	Rural Municipality of Lomond No. 37 - $560,000
Canada	Brazeau County				520,000					520,000	Brazeau County - $520,000
Canada	Clearwater County				350,000					350,000	Clearwater County - $350,000
Canada	Rural Municipality of Coalfields No. 4				350,000					350,000	Rural Municipality of Coalfields No. 4 - $350,000
Canada	Rural Municipality of Moose Creek No. 33				340,000					340,000	Rural Municipality of Moose Creek No. 33 - $340,000
Canada	Red Deer County				330,000					330,000	Red Deer County - $330,000
Canada	Government of Canada			280,000	30,000					310,000	Receiver General - $310,000
Canada	Rural Municipality of Storthoaks No. 31				160,000					160,000	Rural Municipality of Storthoaks No. 31 - $160,000
Canada	Rural Municipality of Kindersley No. 290				150,000					150,000	Rural Municipality of Kindersley No. 290 - $150,000
Canada	Rural Municipality of Laurier No. 38				150,000					150,000	Rural Municipality of Laurier No. 38 - $150,000
Canada	Rural Municipality of Pipestone				140,000					140,000	Rural Municipality of Pipestone - $140,000
Canada	Rural Municipality of Cymri No. 36			40,000	100,000					140,000	Rural Municipality of Cymri No. 36 - $140,000
Canada	Sturgeon County				120,000					120,000	Sturgeon County - $120,000

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024

Reporting Entity Name	Vermilion Energy Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E961953
Subsidiary Reporting Entities (if necessary)	E373536 Vermilion Resources
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
France	Government of France		10,980,000		720,000					11,700,000	Direction des Grandes Entreprises - $10,980,000 Tresor Public - $560,000 ATMO Nouvelle Aquitaine - $160,000 Payments made in EUR.
France	Department of Gironde			10,060,000	110,000					10,170,000	Direction Régionale des Finances Publiques (DRFIP) de Gironde - $10,170,000 Payments made in EUR.
France	Department of Seine et Marne			7,760,000						7,760,000	Tresorerie Generale de Seine et Marne - $7,760,000 Payments made in EUR.
France	Department of Landes			6,960,000						6,960,000	Tresorerie Generale des Landes - $6,690,000 Payments made in EUR.
France	Department of Essonne			4,240,000						4,240,000	Recette Divisionnaire des Impots de L'Essonne- $2,160,000 SIP Etampes - $1,650,000 Recette Divisionnaire des Impots de Etampes - $430,000 Payments made in EUR.
France	Municipality of Montargis			2,250,000						2,250,000	Service des Impots de Montargis - $2,250,000 Payments made in EUR.
France	Department of Loiret			2,220,000						2,220,000	Direction Regionale Finances Loiret - $2,220,000 Payments made in EUR.
France	Municipality of Melun			1,480,000						1,480,000	Service des Impots Particuliers Melun - $1,480,000 Payments made in EUR.
France	Municipality of Pau			1,250,000						1,250,000	Service des Impots Particuliers de Pau - $1,250,000 Payments made in EUR.
France	Department of Pyrenees Atlantiques			850,000						850,000	Direction Départementale des Finances Publiques (DDFIP) de Pyrenees Atlantiques - $850,000 Payments made in EUR.
France	Municipality of Provins			390,000						390,000	Tresorerie de Provins - $390,000 Payments made in EUR.
France	Municipality of Corbeil Essones			280,000						280,000	Tresorerie de Corbeil-Villabe - $280,000 Payments made in EUR.

Additional Notes:

Payments reported in the ESTMA Report reflect gross payments made directly by Vermilion and its subsidiaries, including payments made in the capacity of operator on behalf of partners. Gross payments made by an operator on behalf of Vermilion and its subsidiaries are not included when the operator is a reporting entity under ESTMA or substitutable reporting requirements in another jurisdiction.

When payments were made in currencies other than Canadian dollars, the payments were converted into Canadian dollars using a weighted average of the exchange rates during the period. The weighted average exchange rates used were:
1 EUR = 1.4878 CAD

1 USD = 1.3688 CAD

1 AUD = 0.9049 CAD

1 HUF = 0.0038 CAD

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024

Reporting Entity Name	Vermilion Energy Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E961953
Subsidiary Reporting Entities (if necessary)	E373536 Vermilion Resources
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Netherlands	Netherlands	108,510,000	250,000	4,460,000	67,900,000				181,120,000	Payments made in EUR.
Germany	Corporate	95,290,000		40,000					95,330,000	Payments made in EUR.
Germany	Dümmersee-Uchte		2,340,000	630,000					2,970,000	Payments made in EUR.
Germany	Eastern Hannover/East Friesland		790,000	310,000					1,100,000	Payments made in EUR.
Germany	Hannover Gas		600,000	30,000					630,000	Payments made in EUR.
Canada	Saskatchewan	5,700,000	19,860,000	10,700,000		350,000			36,610,000
Canada	Alberta		25,530,000	9,130,000		350,000			35,010,000	Royalties of $6,740,000 paid in-kind, the value of in-kind payments was determined using the prevailing commodity prices at the time of transfer.
Canada	British Columbia		12,640,000	380,000					13,020,000
Ireland	Corrib	78,020,000		1,090,000					79,110,000	Payments made in EUR.
France	Aquitaine Basin		19,170,000	290,000					19,460,000	Payments made in EUR.
France	France	10,980,000		650,000					11,630,000	Payments made in EUR.
France	Paris Basin Chaunoy & Champotran		9,630,000						9,630,000	Payments made in EUR.
France	Paris Basin Essonne		4,520,000						4,520,000	Payments made in EUR.
France	Paris Basin Neocomian		4,470,000						4,470,000	Payments made in EUR.
Australia	Wandoo	18,570,000		1,480,000					20,050,000	Payments made in AUD.
United States of America	Powder River Basin, Wyoming		17,660,000	410,000					18,070,000	Payments made in USD.
Croatia	Croatia		5,710,000	880,000					6,590,000	Payments made in EUR.
Hungary	Hungary	100,000	50,000	150,000					300,000	Payments made in HUF.
Slovakia	Slovakia			200,000					200,000	Payments made in EUR.

Additional Notes[3]:

Payments reported in the ESTMA Report reflect gross payments made directly by Vermilion and its subsidiaries, including payments made in the capacity of operator on behalf of partners. Gross payments made by an operator on behalf of Vermilion and its subsidiaries are not included when the operator is a reporting entity under ESTMA or substitutable reporting requirements in another jurisdiction.

When payments were made in currencies other than Canadian dollars, the payments were converted into Canadian dollars using a weighted average of the exchange rates during the period. The weighted average exchange rates used were:

1 EUR = 1.4878 CAD

1 USD = 1.3688 CAD

1 AUD = 0.9049 CAD

1 HUF = 0.0038 CAD